EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-292106, No. 333-284437 and No. 333-284438 on Form S-3 and Registration Statement No. 333-278446 on Form S-8 of our report dated March 28, 2025 relating to the 2024 financial statements of MultiSensor AI Holdings, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

March 19, 2026